Exhibit 99.1

PRESS RELEASE

KYTHERA Biopharmaceuticals Releases First Quarter 2014 Operating Results

Calabasas, Calif., May 8, 2014 — KYTHERA Biopharmaceuticals, Inc. (NASDAQ: KYTH) today reported financial results for its first quarter 2014, and provided an update on recent accomplishments.

“We made significant progress in the first quarter and we remain on track to file our New Drug Application with the FDA in the second quarter. If approved, ATX-101 will be the first drug approved for the reduction of submental fat, or fat under the chin,” said Keith Leonard, KYTHERA’s President and CEO. “Also of note, in March we acquired the development and commercialization rights to ATX-101 outside of the U.S. and Canada from Bayer Consumer Care. We also remain on track to make multiple ex-U.S. regulatory submissions by the second quarter of 2015.”

Summary Financial Results

Cash and cash equivalents, marketable securities and restricted cash totaled $152.6 million at March 31, 2014, of which $1.2 million was restricted. This compares to $87.6 million, of which $13.8 million was restricted, at March 31, 2013. Based on current operating plans, the Company believes its existing cash and cash equivalents will allow it to fund its operating plan through at least the next 12 months. Given anticipated activities in the coming year, the Company still expects to end 2014 with a year-end cash balance of between $90 million and $100 million.

Research and development expenses totaled $10.0 million for the first quarter 2014, compared to $10.0 million for the first quarter 2013. Included in research and development costs are personnel costs, which increased compared to the same period in 2013, and clinical trial costs, which decreased compared to the same period last year. The Company expects its research and development expenses will increase as it prepares for submission for approval in the U.S. and other territories throughout the world and as a result of ATX-101 regulatory activities outside of the U.S. and Canada.

General and administrative expenses totaled $6.1 million for the first quarter of 2014, compared to $3.7 million for the first quarter of 2013. The increase in general and administrative expenses in 2014 compared to the similar period in 2013 is primarily attributable to increased personnel costs, marketing costs in preparation for a potential commercial launch of ATX-101 and services associated with the support of operations as a public company. The Company expects its general and administrative costs will rise as it expands staffing, occupies a larger facility, establishes commercial infrastructure and other activities to support company growth as it prepares for a potential commercial launch of ATX-101.

Net loss was $69.4 million for the first quarter of 2014, compared to $14.1 million for the first quarter of 2013. In March 2014, the Company incurred a one-time charge to in-process research and development (IPR&D) of $52.8 million related to obtaining the rights to ATX-101 outside of the U.S. and Canada from Bayer. On a non-GAAP basis, excluding this one-time IPR&D charge, the Company’s net loss was $16.7 million.

Key First Quarter Accomplishments

•                  In March, the Company acquired the development and commercialization rights to ATX-101 outside of the U.S. and Canada from Bayer Consumer Care. Bayer received $33 million in KYTHERA common stock, plus a $51 million note bearing interest at 5 percent per annum, payable no later than 2024. Bayer is also eligible to receive certain long-term sales milestone payments on annual sales outside of the U.S. and Canada. The transaction was accounted for as an asset purchase and expensed at fair market value as IPR&D.

•                  In April 2014 combined results from the U.S. and Canadian REFINE-1 and REFINE-2 pivotal trials were presented at the annual meeting of the American Society for Aesthetic Plastic Surgery (ASAPS).  ASAPS issued a press release highlighting ATX-101 as a drug that offers promise as a nonsurgical alternative to reducing fat under the chin.

Conference Call

KYTHERA will hold a conference call this afternoon, May 8, at 4:30 p.m. ET, to discuss results from its quarter ended March 31, 2014. The conference call will be simultaneously webcast on the Company’s web site at www.kytherabiopharma.com, and archived for future review. Dial-in numbers for the conference call are as follows: U.S. participants (877) 344-3890, international participants (760) 666-3770, passcode: 32367527.

Non-GAAP Financial Information

The press release includes the use of a non-GAAP financial measure (non-GAAP net loss) that is not prepared in accordance with U.S. generally accepted accounting principles and that excludes the effect of a one-time charge to in-process research and development (IPR&D) related to obtaining the rights to ATX-101 outside of the U.S. and Canada from Bayer. This non-GAAP financial measure should not be considered a substitute for measures of financial performance prepared in accordance with GAAP, in particular net loss. This non-GAAP financial measure has been used in this press release because management believes it is useful to investors by providing greater transparency to the Company’s operating performance and for comparability to the Company’s historical operating results in light of the extraordinary nature of the transaction.

About KYTHERA Biopharmaceuticals, Inc.

KYTHERA Biopharmaceuticals, Inc. is a clinical-stage biopharmaceutical company focused on the discovery, development and commercialization of novel prescription products for the aesthetic medicine market. KYTHERA’s product candidate, ATX-101, is currently in late-stage clinical trials for the reduction of submental fat, which commonly presents as a double chin, and is a potential first-in-class submental contouring injectable drug. KYTHERA also maintains an active research interest in hair and fat biology, pigmentation modulation and facial contouring.  Find more information at www.kytherabiopharma.com.

Forward-Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts regarding KYTHERA, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 including our expected 2014 year-end cash balance; our expectations regarding the sufficiency of our cash resources; the timing of our NDA filing with the FDA; and the timing and number of ex-US regulatory filings. Such forward-looking statements involve substantial risks and uncertainties that could cause our clinical development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the clinical drug development process, including the regulatory approval process, our substantial dependence on ATX-101, and other matters that could affect the availability or commercial potential of our drug candidate. KYTHERA undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the Company in general, see KYTHERA’s reports filed with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter ended March 31, 2014 and our Annual Report on Form 10-K for the year ended December 31, 2013.

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(Tables follow)

KYTHERA BIOPHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED FINANCIAL RESULTS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended March 31,
	2014	2013

Operating expenses:
In-process research and development	$52,757	$—
Research and development	9,980	10,034
General and administrative	6,121	3,725
Total operating expenses	68,858	13,759
Loss from operations	(68,858)	(13,759)
Interest income	67	28
Interest expense	(654)	(395)
Net loss	$(69,445)	$(14,126)
Per share information:
Net loss, basic and diluted	$(3.18)	$(0.77)

Basic and diluted weighted average shares outstanding	21,836,000	18,335,000

CONDENSED CONSOLIDATED BALANCE SHEET DATA

(in thousands)

	March 31,	December 31,
	2014	2013
	(unaudited)
Assets
Cash and cash equivalents, marketable securities and restricted cash	$152,573	$172,120
Working capital	141,448	155,695
Total assets	155,641	173,407
Notes payable (current and noncurrent)	31,815	11,505
Common stock and additional paid-in capital	357,472	322,052
Total stockholders’ equity	115,818	149,839

RECONCILIATION OF GAAP to Non-GAAP NET LOSS

(in thousands)

(unaudited)

	Three Months Ended March 31,
	2014	2013

Net loss - GAAP	$(69,445)	$(14,126)
In-process research and development	52,757	—
Net loss — Non-GAAP	$(16,688)	$(14,126)

Investor Contact:

Heather Rowe, Associate Director, Investor Relations

Tel: (818) 587- 4559

hrowe@kytherabiopharma.com